UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2020

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad Street, Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.0001 per share	URBN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 13, 2020, the Company appointed Francis J. Conforti as Co-President and Chief Operating Officer. On December 1, 2020, the Board of Directors appointed Melanie Marein-Efron as Chief Financial Officer, effective December 2, 2020. Ms. Marein-Efron, 51, joined URBN in January 2013 as Director of Financial, Planning & Analysis and was subsequently promoted to Executive Director Finance & Corporate Development, her current role. Prior to joining the Company, Ms. Marein-Efron worked at Campbell Soup Company, Godiva Chocolate and General Motors in various senior finance roles. She began her career at Arthur Andersen in 1991 in the financial advisory consulting practice. Ms. Marein-Efron holds a B.S. in Economics and M.B.A in Finance from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant. Ms. Marein-Efron will continue to be employed by the Company on an “at-will” basis, and her annual base salary will increase to $525,000 in her new role as Chief Financial Officer. Ms. Marein-Efron will be eligible to participate in the Company’s Executive Incentive Plan, with potential bonus amounts and targets for the Company’s Fiscal Year 2022 to be set in the future. There is no arrangement or understanding between Ms. Marein-Efron and any other persons pursuant to which she was selected as officer.

On November 30, 2020, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”)  of Urban Outfitters, Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Amin Maredia and John Mulliken to serve as directors. Messrs. Maredia and Mulliken will immediately begin serving for terms that expire at the 2021 Annual Meeting of Shareholders of the Company. The Board determined that Messrs. Maredia and Mulliken are independent directors under the listing standards of the NASDAQ Global Select Market. Effective December 1, 2020, Scott Galloway resigned from the Board.

In connection with their election to and service on the Board, each will receive the same cash compensation from and after December 1, 2020 as all other non-employee directors of the Company. They will not receive equity compensation until and unless they are reelected to the Board at the Company’s 2021 Annual Meeting.

There is no arrangement or understanding between Mr. Maredia or Mr. Mulliken and any other persons pursuant to which they were selected as directors. There are no family relationships between Mr. Maredia or Mr. Mulliken and any director or executive officer of the Company and no transactions involving Mr. Maredia or Mr. Mulliken that would require disclosure under Item 404(a) of Regulation S-K.

Reference is made to the press release issued by the Company on December 3, 2020 and filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: December 3, 2020	By:	/s/ Francis J. Conforti
Francis J. Conforti
Co-President and Chief Operating Officer